UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cars.com Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cars.com Inc.

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

ADDITIONAL INFORMATION AND NOTICE REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

_________________________________

This Notice of Change of the Annual Meeting of Stockholders to a virtual meeting format relates to the proxy statement (the “Proxy Statement”) of Cars.com Inc. (the “Company”), dated April 3, 2020, furnished to stockholders of the Company as of the record date of March 16, 2020, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This Notice of Change of the Annual Meeting of Stockholders is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 14, 2020 TO VIRTUAL MEETING FORMAT

To the Stockholders of Cars.com Inc.:

Due to the ongoing public health impact of the coronavirus pandemic and to support the health and well-being of our stockholders, employees, directors, and communities, notice is hereby given, in accordance with state guidance and related orders, that the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Cars.com Inc. has been changed and will be now held in a virtual meeting format only, via live audio webcast. As previously announced, the Annual Meeting will be held at 9:00 a.m. Central time on May 14, 2020. You will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on March 16, 2020 will be able to vote and ask questions during the meeting through the online platform.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof if you were a stockholder of record as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

However, you are encouraged to vote your shares in advance of the Annual Meeting.  If voting in advance of the Annual Meeting, the steps required to cast your votes are the same as indicated in the materials you received with the Proxy Statement. Please sign, date and promptly mail the proxy card or voting instruction form you received with your Proxy Statement. You may also vote via the Internet (at www.proxyvote.com) or by telephone (at 1-800-690-6903) prior to 11:59 p.m., Eastern time, on May 13, 2020.

PARTICIPATING IN THE ANNUAL MEETING

If you were a stockholder of record (i.e., you hold your shares through our transfer agent, EQ Shareowner Services) as of the close of business on March 16, 2020 or if you are a proxy holder for such stockholder, to participate in the virtual Annual Meeting follow the instructions below:

•	Between 10 and 15 minutes before the 9:00 a.m. Central time start on May 14th please visit https://web.lumiagm.com/265352344;
•	Click on ‘I have a control number’ and enter the first 13 digits of the control number you received on your notice or proxy card received;
•	Enter Meeting Code: CARS.COM2020 (case sensitive); and
•	Follow the instructions on the website to cast your vote.

If you hold your shares through an intermediary (i.e., you hold your shares through a bank or broker or other nominee), to participate in the virtual Annual Meeting, follow the instructions below:

•	Contact your bank, broker or other nominee.
•

If you would like to vote at the meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. In order to ensure that your bank, broker, or other nominee will be able to provide the legal proxy in a timely fashion, you are advised to submit the request to your bank, broker, or other nominee no later than 5:00 p.m. Eastern time on May 1, 2020. Requests for registration and legal proxy should be labeled as “Legal Proxy.”

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You will need a new control number in order to register for and attend the virtual Annual Meeting. Once you have your new control number, which will be included with your legal proxy sent from your bank, broker or other nominee, to participate in the Annual Meeting, please follow the steps set forth above for shareholders of record.

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You will be required to provide a copy of your legal proxy when voting during the virtual Annual Meeting. The website for the meeting will provide the necessary information on how to submit the legal proxy when voting online.

Additional information regarding the ability of shareholders to ask questions during the 2020 Annual Meeting, related rules of conduct and other materials for the 2020 Annual Meeting will be available at https://web.lumiagm.com/265352344. Technical support will be available beginning at 9:00 a.m. Central time on May 14, 2020 through the conclusion of the Annual Meeting by contacting EQ Shareowner Services at 1-800-468-9716.

Except as specifically revised by the information contained herein, this Notice does not revise or update any of the other information set forth in the Proxy Statement. The Notice does not alter in any manner either the record date for the Annual Meeting or the date and time of the Annual Meeting. This Notice should be read in conjunction with the Proxy Statement. From and after the date of this Notice, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby. The proxy statement and Annual Report are available on our Investor Relations website at investors.cars.com.

By direction of the Board of Directors,

James F. Rogers

Chief Legal Officer and Secretary

April 23, 2020

Chicago, Illinois